Exhibit 99.1

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NASDAQ: NWBI Current Market Value: $12.75 As of March 16, 2012

Forward-Looking Statements 3 This presentation contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements include, but are not limited to: statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the asset quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; general economic conditions, either nationally or in our market areas, that are worse than expected; competition among depository and other financial institutions; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; adverse changes in the securities markets; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to successfully integrate acquired entities, if any; changes in consumer spending, borrowing and savings habits; changes in our organization, compensation and benefit plans; our ability to continue to increase and manage our commercial and residential real estate, multi-family, and commercial and industrial loans; possible impairments of securities held by us, including those issued by government entities and government sponsored enterprises; the level of future deposit premium assessments; the impact of the current recession on our loan portfolio (including cash flow and collateral values), investment portfolio, customers and capital market activities; the impact of the current governmental effort to restructure the U.S. financial and regulatory system; changes in the financial performance and/or condition of our borrowers; and the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Securities and Exchange Commission, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

4 Corporate Profile and Overview 168 retail banking locations 52 consumer finance locations ($116.3 mil in assets, $2.7 mil in net income for year ended 12/31/11) 2,078 full-time equivalent employees (1,749 full-time and 329 part-time employees) Total assets of $7.96 billion Net loans of $5.55 billion Deposits of $5.78 billion Total tangible shareholders’ equity of $979.8 million Market Capitalization Current market capitalization of $1.24 billion * Ranked 6th in market capitalization and 6th in total asset size among banks headquartered in Pennsylvania. Ranked approximately 68th in market cap and 115th in deposit size nationally. * Based on a market price of $12.75 per share.

Attractive Franchise 5 Northwest Savings Bank Locations Northwest Consumer Discount Company Locations Pennsylvania 140 52 New York 19 0 Ohio 4 0 Maryland 5 0 TOTAL 168 52

Experienced Management & Board of Directors 6 Executive officers average 31 years of banking experience. Average tenure for executive officers at Northwest is 23 years. Stable and experienced Board of Directors; 10 out of 11 are Independent Directors Years of Employed Banking Years at Executive Officer Team Age Position Since Experience NWSB William J. Wagner 58 Chairman of the Board, President, CEO & Director 1984 36 27 Gregory C. LaRocca 60 Executive Vice President and Corporate Secretary 1992 38 20 William W. Harvey, Jr. 45 Executive Vice President and Chief Financial Officer 1996 22 15 Steven G. Fisher 54 Executive Vice President - Banking Services 1983 27 27 Timothy Huber 54 Senior Vice President and Chief Lending Officer 1985 32 26

Highlights for 2011 Shareholder Value Earnings Per Share increased from $.53 to $.64 or 21% Earnings increased from $57 million to $64 million Stock repurchases – 14.4 million shares at $11.96 Dividends paid - $.41 for a dividend yield of approximately 3.5% Market value of stock increased from $11.78 to $12.44 or 5.6% Added to S&P Small Cap 600 Index 7

Highlights for 2011 Financial Moderate loan growth of $17 million Continued increase in number of checking accounts and checking account balances ($101 million or 7%) Maintained high tangible capital ratio of 12.59% Interest rate spread increased from 3.35% to 3.44% Moved $125 million from bank to holding company Best year ever for our Consumer Finance Company – earnings of $2.7 million 8

Highlights for 2011 Franchise Opened office in Brighton (Rochester), New York Replaced Bellefonte office Closed Pottsville office Closed three Florida offices 9

Highlights for 2011 Products and Services Formed Oil and Gas Consulting Group Formed a Registered Investment Advisor Initiated lockbox services Replaced ATM machines to meet regulatory guidelines Converted to new trust software package 10

Highlights for 2011 Lending and Credit Restructured Commercial Lending and Credit Administration groups – transferred administrative function to Credit Appointed 34 Mortgage Loan Officers Implemented new retail loan origination software Developing specialized small business lending program 11

Highlights for 2011 Regulatory Issues Signed Consent Order with FDIC in July 2011 which requires a stronger Compliance Management Program Devoted a significant amount of our time and resources to resolving this issue at a cost of $2 - $3 million per year Continued to address the increased regulatory burden including new regulations resulting from Dodd-Frank 12

Highlights for 2011 Recognition Second consecutive J.D. Power Award for highest customer satisfaction of any bank in the Mid-Atlantic Region Second consecutive KBW Bank Honor Roll recognition – top 40 banks for financial performance over past 10 years Bank Directors’ Magazine “Top 50 (banks) Users of Capital in The Country” “Forbes 100 Most Trustworthy Companies” – tied for #9 (Second time since 2009) 13

Historical Performance

Asset Growth 15 Northwest has demonstrated the ability to both safely leverage its capital and change its strategic direction when necessary. Leveraging Strategy Diversification & Profitability Strategy

Growth of Our Franchise Since IPO 16 About 50% of our balance sheet growth was organic, the other 50% was accomplished through mergers and acquisitions. Organic Growth 57 De Novo Branch Openings 24 Northwest Consumer Discount offices Merger and Acquisition activity: Branch Purchases – 10 acquisitions with 8 different banks from which we acquired 43 offices Whole Bank Acquisitions – 13 acquisitions from which we acquired 32 new offices Northwest Consumer Discount Company – 10 acquisitions from which we added 10 offices We have also acquired an asset management company, a brokerage office a retirement benefits consulting firm and an insurance benefit consulting firm

Earnings Per Share (Adjusted for Stock Splits and 2.25x Second-step Conversion) 17

Assets Under Management (in millions of dollars) 18

Operating Trends

Interest Rate Spread 20 While organic and acquisition growth successfully leveraged Northwest’s capital, net interest spread was relatively flat and below peer averages. Changes in loan and deposit mix were needed to improve profitability ratios.

Composition of Loan Portfolio 21 December 2005 December 2011 December December December December December December December 2005 2006 2007 2008 2009 2010 2011 Residential Mortgage 59.5% 53.5% 48.9% 47.2% 43.8% 42.9% 42.9% Home Equity 16.5% 19.7% 20.0% 19.6% 19.9% 19.3% 19.3% Commercial R.E. 12.6% 15.6% 18.3% 20.8% 23.8% 25.1%% 26.3% Consumer (including home equity) 8.1% 6.0% 5.4% 5.1% 5.1% 4.5%% 4.3% Commercial Business 3.3% 5.2% 7.4% 7.3% 7.4% 7.8% 7.2%

Composition of Deposits 22 22 December 2005 December 2011 December December December December December December December 2005 2006 2007 2008 2009 2010 2011 Checking 18.3% 18.5% 19.5% 21.8% 22.3% 23.6% 25.2% Savings 17.9% 15.1% 13.4% 15.1% 16.4% 18.2% 18.5% Money Market 11.4% 11.1% 12.3% 14.3% 14.6% 15.6% 16.7% Certificates of Deposit 52.4% 55.3% 54.8% 48.8% 46.7% 42.6% 39.5%

Deposit Growth 23 23 Growth Between 2008 and 2011 Deposits ($000) Deposit Growth (%) Checking $359,105 32.6% Savings Deposits $312,033 41.0% MMDA $243,619 33.8% Time Deposits ($172,643) (7.0%) TOTAL $726,125 14.7%

Core Earnings Comparison

	12/31/2011		12/31/2010		12/31/2009	
	Amount	% of Avg Assets	Amount	% of Avg Assets	Amount	% of Avg Assets
Average Assets	$8,057,492,000		$8,119,851,000		$7,164,560,000	
Net Interest Income	**$267,269,000**	**3.32%**	**$257,641,000**	**3.17%**	**$228,657,000**	**3.19%**
Provision for Loan Losses	($34,170,000)	0.42%	($40,486,000)	0.50%	($41,847,000)	0.58%
Provision in Excess of 20 b.p.	$23,152,420		$29,652,530		$31,249,000	
Adjusted Provision	**($11,017,580)**	**0.14%**	**($10,833,470)**	**0.13%**	**($10,598,000)**	**0.15%**
Noninterest Income	$58,136,000		$60,398,000		$53,337,000	0.74%
OTTI Adjustments	$937,000		$1,541,000		$6,097,000	
Gain on Sale of Investments	($358,000)		($2,201,000)		($403,000)	
Loss on Sale of REO	$2,426,000		$2,572,000		$4,054,000	
Mortgage Banking Income	($858,000)		($2,196,000)		($7,434,000)	
(Recovery) Impairment of MSRs	0		0		($1,840,000)	
Gain on Bargain Purchase	0		0		($3,503,000)	
Adjusted Noninterest Income	**$60,283,000**	**0.75%**	**$60,114,000**	**0.74%**	**$50,308,000**	**0.73%**
Noninterest Expense	($200,227,000)	2.48%	($196,508,000)	2.42%	($200,494,000)	2.80%
FDIC Special Assessment	0		0		$3,288,000	
Charitable Foundation Contribution	0		0		$13,822,000	
Acquisition Expense	0		$1,229,000			
Adjusted Noninterest Expense	**($200,227,000)**	**2.48%**	**($195,279,000)**	**2.40%**	**($183,384,000)**	**2.56%**
Net Income Before Taxes	$91,008,000		$81,045,000		$39,653,000	
Income Taxes	($26,857,000)		($23,522,000)		($7,000,000)	
Net Income	$64,151,000	0.80%	$57,523,000	0.71%	$32,653,000	0.46%
Adjusted Net Income Before Tax	$116,307,420		$111,642,530		$86,823,000	
Adjusted Income Tax	($36,976,768)		($35,761,012)		($27,269,000)	
Core Earnings	**$79,330,652**	**0.98%**	**$75,881,518**	**0.93%**	**$59,554,000**	**0.83%**

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Asset Quality

Reserve & Charge-Offs History 26 Northwest’s actual losses have historically been much lower than its peer group. Conservative underwriting and a commitment to working with our borrowers, have kept our losses at comparatively low levels during the current economic crisis. ( Dollars in thousands)

Delinquent Loans As a % of Total Loans (30 to 90+ days) Total Delinquency % by Loan Type (30 to 90+ days) Delinquent Loans 27 2.5% 3.6% 3.5% 3.7% 3.2%

Asset Quality 28 NPAs / Total Assets At June 30, At December 31, 2004 2005 2006 2007 2008 2009 2010 2011 NPLs/Total Loans (%) 0.80 0.77 0.92 1.03 1.93 2.35 2.68 2.36 Allowance for Loan Losses / NPLs (%) 94.35 93.91 92.92 84.22 55.37 56.49 51.49 54.26 Allowance for Loan Losses/ Net Loans Receivable (%) 0.76 0.72 0.85 0.87 1.07 1.33 1.38 1.28 NPAs/Total Assets (%) 0.57 0.64 0.72 0.87 1.67 1.81 2.08 1.99 Texas Ratio** (%) 9.40 10.48 9.89 12.37 23.69 12.05 14.15 15.08 ** The Texas Ratio is defined as nonperforming assets plus loans 90 days past due divided by tangible common equity plus loan loss reserves. Source: SNL Financial Ratios are annualized, where appropriate.

Loan Breakdown By State 29 Loans by State (based on borrowers’ residence) at December 31, 2011 90% of our loans are located in our core market of Pennsylvania and New York. Residential % Consumer % Commercial business and commercial real estate % % Total Pennsylvania $ 2,903,880 83.9% $ 225,827 91.9% $ 1,108,477 63.0% $4,238,184 76.3% New York 422,972 8.1% 11,191 4.6% 412,996 19.7% 687,770 12.4% Ohio 31,572 0.9% 3,022 1.2% 45,954 2.6% 80,548 1.5% Maryland 1202,063 5.1% 1,417 0.6% 140,781 7.4% 344,261 6.2% Florida 35,608 1.0% 1,473 0.6% 58,244 3.7% 95,325 1.7% All Other 45,446 1.0% 2,759 1.1% 57,226 3.9% 105,431 1.9% Total $ 3,641,541 100.0% $ 245,689 100.0% $ 1,823,678 100.0% $5,534,005 100.0% Loans 90 Days Past Due Residential % Consumer % Commercial business and commercial real estate % % Total Pennsylvania $ 23,530 1.6% $ 2,537 1.1% $ 22,828 3.1% $ 48,895 1.2% New York 2,389 1.09% 54 0.5% 8,906 0.5% 11,349 1.7% Ohio 328 1.07% 23 0.8% 88 0.0% 439 0.5% Maryland 5,932 7.0% -- 0.0% 9,087 3.9% 115,019 4.4% Florida 4,734 20.9% 53 3.6% 7,322 13.0% 12,109 11.7% All Other 868 3.6% -- 0.0% 7,157 13.0% 8,025 7.6% Total $37,781 1.0% $ 2,667 1.1% $55,388 3.0% $ 95,836 1.7% Dollars in thousands.

Average Mortgage Loan Balance and LTV Northwest’s average mortgage balance is extremely low which enables borrowers to continue making their payments during times of economic challenge. Conservative underwriting has ensured that Northwest’s mortgage customers have a significant equity position in their homes. $3.5 billion, or 62%, of our $5.6 billion in gross loans are residential mortgage and home equity loans. 30

Stock Performance and Per Share Information

Price Performance Since IPO (11/4/94) 32 Since its IPO in 1994, Northwest has significantly outperformed the SNL U.S. Bank Index and the S&P 500 Index.

Annual Dividends Paid Per Share (adjusted for splits and exchanges) 33 In early years, dividend payments were controlled as Northwest was focused on retaining capital and growing its franchise. In recent years, as acquisitions became expensive, Northwest steadily increased its dividends and provided a strong dividend yield. * For the six months ended 12/31/05 Current Dividend $.12 ($.48 annually) Current Stock Price $12.75 Current Dividend Yield 3.76% Dividend Payout Rates 75%

Tangible Book Value Per Share 34 (Adjusted for Splits and Second-Step Exchange) 2.33 x 5.95X

Stock Buybacks Things we look at when considering stock repurchases: The resulting dilution in tangible book value per share The amount of time it takes to recover that dilution through increases in earnings per share The probability that the shares will be reissued at a higher level in a reasonable amount of time, offsetting the original dilution Buybacks announced: November 8, 2010 – 10% (approximately 11,000,000 shares) August 10, 2011 – 5% ( approximately 5,150,000 shares) September 26, 2011 – 5% (4,750,000 shares) Shares repurchased to date 14,992,253 at an average price of $11.95. ($179.1 million) 35

Strategic Direction

Strategic Focus Mission Building Loyalty, Trust and Value among our Employees, Customers, Communities and Shareholders Issues Critical to Our Goals to Enhance Shareholder Value Achieving necessary level of loan growth Achieving higher levels of profitability Achieving a higher level of efficiency Deployment of excess capital Improving credit quality Becoming more marketing driven Acquisition, development and retention of talent Capitalizing on opportunities created by shale gas exploration in our footprint

Marcellus Shale 38

loyalty trust value